Exhibit 10.1

EIGHTH AMENDMENT AND JOINDER TO AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDMENT TO SECURITY AGREEMENT

This Eighth Amendment and Joinder to Amended and Restated Credit Agreement and Joinder and Amendment to Security Agreement (this “Eighth Amendment”) is made as of November 16, 2012, by and among GLOBAL OPERATING LLC, a Delaware limited liability company (“OLLC”), GLOBAL COMPANIES LLC, a Delaware limited liability company (“Global”), GLOBAL MONTELLO GROUP CORP., a Delaware corporation (“Montello”), GLEN HES CORP., a Delaware corporation (“Glen Hes”), CHELSEA SANDWICH LLC, a Delaware limited liability company (“Chelsea LLC”), GLP FINANCE CORP., a Delaware corporation (“Finance”), GLOBAL ENERGY MARKETING LLC, a Delaware limited liability company (“GEM”), ALLIANCE ENERGY LLC, a Massachusetts limited liability company (“Alliance”, and, collectively with OLLC, Global, Montello, Glen Hes, Chelsea LLC, Finance and GEM, the “Initial Borrowers” and each an “Initial Borrower”), GLOBAL PARTNERS LP, a Delaware limited partnership (the “MLP”), GLOBAL GP LLC, a Delaware limited liability company (the “GP” and, collectively with the MLP, the “Original Guarantors and each individually, an “Original Guarantor”), GLOBAL ENERGY MARKETING II LLC, a Delaware limited liability company (“GEM II” and, collectively with the Initial Borrowers, the “Borrowers”; the Initial Borrowers and GEM II may also be hereinafter referred to as a “Borrower”) each “Lender” (as such term is defined in the Credit Agreement referred to below) (collectively, the “Existing Lenders” and each individually, an “Existing Lender”) party hereto, BMO Harris Financing, Inc. (the “New Lender” and, collectively with the Existing Lenders, the “Lenders” and each, individually, a “Lender”) and Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer (as each such term is defined in the Credit Agreement), amending certain provisions of that certain Amended and Restated Credit Agreement dated as of May 14, 2010 (as amended and in effect from time to time, the “Credit Agreement”) by and among the Initial Borrowers, the Original Guarantors, the Lenders, the Administrative Agent, the L/C Issuer, the Swing Line Lender, JPMorgan Chase Bank, N.A. as Syndication Agent and Societe Generale, Standard Chartered Bank, Wells Fargo Bank, N.A. and RBS Citizens, National Association, as Co-Documentation Agents.  Terms not otherwise defined in the Credit Agreement shall have the same respective meanings herein as therein.

WHEREAS, the Borrowers, the Original Guarantors, the Lenders and the Administrative Agent desire to amend certain provisions of the Credit Agreement and the Security Agreement as provided more fully herein below, the New Lender desires to join the Credit Agreement as a “Lender” thereunder and, in addition, GEM II desires to join the Credit Agreement and the other Loan Documents as a “Borrower” and a “Loan Party”;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.  Amendment to the Credit Agreement.  The first paragraph of the Credit Agreement is hereby amended by deleting the words “(the “GP” and, collectively with the MLP, the “Guarantors” and each individually, a “Guarantor”)” which appear in such paragraph and substituting in place thereof the words “(the “GP” and, collectively with the MLP, the “Initial Guarantors” and each individually, an “Initial Guarantor”)”.

§2.  Amendment to Section 1 of the Credit Agreement.  Section 1.01 of the Credit Agreement is hereby amended as follows:

(a)                                 The definitions of “Applicable Revolver Rate”, “Applicable WC Rate”, “Arrangers”, “Audited Financial Statements”, “Combined EBITDA”, “Covenant Reduction Date”, “Guarantors”, “Maturity Date”, and “Subsidiary” are each hereby deleted in their entirety and restated as follows:

“Applicable Revolver Rate” means, in respect of the Revolver Loans and the commitment fees thereon, (a) from the Eighth Amendment Effective Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(b) for the fiscal quarter ended immediately after the Eighth Amendment Effective Date, the applicable percentage per annum set forth below under Pricing Level 3, and (b) thereafter, the applicable percentage per annum set forth below determined by reference to the Combined Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Pricing Level	Combined Total Leverage Ratio	Applicable Revolver Rate for Base Rate Loans (in basis points)	Applicable Revolver Rate for Eurodollar Rate Loans and Cost of Funds Rate Loans (in basis points)	Applicable Revolver Rate for commitment fees (in basis points)
1	Less than 1.50:1.00	150	250	37.5
2	Greater than or equal to 1.50:1.00 but less than 2.50:1.00	175	275	37.5
3	Greater than or equal to 2.50:1.00 but less than 3.00:1.00	200	300	50.0
4	Greater than or equal to 3.00:1.00 but less than 3.50:1.00	225	325	50.0
5	Greater than or equal to 3.50:1.00	250	350	50.00

Any increase or decrease in the Applicable Revolver Rate resulting from a change in the Combined Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, the highest pricing level shall apply in respect of all the Revolver Loans and the commitment fees in respect thereof as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Revolver Rate for any period shall be subject to the provisions of Section 2.09(b).

“Applicable WC Rate” means, in respect of the WC Loans, the commitment fees relating thereto and the Swing Line Loans, the applicable percentage per annum set forth below determined by reference to the Utilization Amount for each Determination Period:

Pricing Level	Utilization Amount	Applicable WC Rate for Base Rate Loans (in basis points)	Applicable WC Rate for Eurodollar Rate Loans, Cost of Funds Rate Loans and Letters of Credit (in basis points)	Applicable WC Rate for commitment fees (in basis points)
1	Greater than or equal to 75%	150	250	50.0
2	Greater than or equal to 40% but less than 75%	125	225	37.5
3	Less than 40%	100	200	37.5

For the period from the Eighth Amendment Effective Date until the first Determination Period to occur after the Eighth Amendment Effective Date, the applicable percentage per annum set forth above under Pricing Level 1 will be applicable to all WC Loans, all commitment fees thereon and the Swing Line Loans.

“Arrangers” means, collectively, Bank of America Merrill Lynch, in its capacity as joint lead arranger and joint book manager and J.P. Morgan Securities LLC in its capacity as joint lead arranger and joint book manager.

“Audited Financial Statements” means the audited consolidated balance sheet of MLP and its Subsidiaries for the fiscal year ended December 31, 2011, and the related consolidated statements of income or operations, shareholders equity and cash flows for such fiscal year of MLP and its Subsidiaries, including the notes thereto.

“Combined EBITDA” means for any period, for each applicable Loan Party and its Subsidiaries on a combined basis, an amount equal to Combined

Net Income for such period plus (a) the following to the extent deducted in calculating such Combined Net Income: (i) Combined Total Interest Expense for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by such Applicable Loan Party and its Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) other non-recurring expenses of the Applicable Loan Parties and their Subsidiaries reducing such Combined Net Income which do not represent a cash item in such period or any future period, (v) without duplication for any adjustments made in connection with pro forma calculations made as a result of the Alliance Acquisition, solely as it relates to the Alliance Acquisition, and solely with respect to the fiscal quarter ending immediately after the fiscal quarter in which the Alliance Acquisition occurs, cash transaction expenses relating to the Alliance Acquisition approved by the Administrative Agent and in an aggregate amount not to exceed $6,000,000 and regardless of whether such expenses were actually taken in the quarter in which the Alliance Acquisition occurred or the subsequent fiscal quarter; (vi) any equity losses in respect of unconsolidated affiliates; and (vii) without duplication, cash distributions received by any Loan Party from joint ventures (including, without limitation, the Basin JV) and minus (b) the following to the extent included in calculating such Combined Net Income: (i) Federal, state, local and foreign income tax credits of the Applicable Loan Parties and their Subsidiaries for such period, (ii) all nonrecurring non-cash items increasing Combined Net Income for such period and (iii) any equity earnings in respect of unconsolidated affiliates, provided, however, notwithstanding anything to the contrary contained herein, any gains or losses from any Dispositions shall be excluded from the calculation of Combined EBITDA.  For purposes of calculating Combined EBITDA for purposes of calculating the Combined Interest Coverage Ratio, the Combined Total Leverage Ratio or the Combined Senior Secured Leverage Ratio for any period in which the Alliance Acquisition or a Permitted Acquisition has occurred, Combined EBITDA shall be adjusted in a manner which is satisfactory to the Administrative Agent in all respects to give effect to the consummation of the Alliance Acquisition or such Permitted Acquisition, as the case may be, on a pro forma basis as if the Alliance Acquisition or such Permitted Acquisition, as the case may be, had occurred on the first date of the test period.  In addition, for purposes of calculating Combined EBITDA for purposes of calculating the Combined Interest Coverage Ratio, the Combined Total Leverage Ratio or the Combined Senior Secured Leverage Ratio for any period in which the Basin JV Acquisition has occurred, Combined EBITDA shall be adjusted in a manner which is satisfactory to the Administrative Agent in all respects to give effect to such Basin JV Acquisition on a pro forma basis based on contracts in place as if such Basin JV Acquisition had occurred on the first date of the test period.

“Covenant Reduction Date” means the last day of the fiscal quarter in which any Loan Party either (a) receives proceeds of not less than $200,000,000 from any Equity Issuance of a Loan Party or (b) receives aggregate proceeds in an amount in excess of $200,000,000 from either (i) the issuance of the Senior Unsecured Notes or unsecured Subordinated Debt or (ii) a combination of the issuance of the Senior Unsecured Notes or unsecured Subordinated Debt and an Equity Issuance of a Loan Party.

“Guarantors” means the Initial Guarantors (as defined in the introductory paragraph hereto) and any other Person required to become a guarantor pursuant to the terms of this Agreement.

“Maturity Date” means May 14, 2015; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Loan Party.  Notwithstanding the foregoing, the Basin JV shall not be considered a Subsidiary of any Loan Party for purposes of this Agreement and the other Loan Documents.

(b)                                 Section 1.01 is further amended by deleting the definition of “Reduction Date” in its entirety.

(c)                                  Section 1.01 is further amended by inserting the following new definitions in the appropriate alphabetical order:

“Basin JV” means Basin Transload LLC, a North Dakota limited liability company and which, on the Basin JV Effective Date, the applicable Borrowers will own 60% of the Equity Interests of such entity, TGC, L.P., a Montana limited partnership will own 20% of the Equity Interests of such entity and MBI Holdings LLC, a North Dakota limited liability company will own 20% of the Equity Interests.

“Basin JV Acquisition” means the acquisition by the applicable Borrowers on or after the Eighth Amendment Effective Date of 60% of the membership interests in the Basin JV for a cash purchase price of approximately $80,000,000.

“Basin JV Effective Date” means the date on which the Basin JV Acquisition is consummated.

“Eighth Amendment Effective Date” means November 16, 2012.

“Net Cash Proceeds” means (a) with respect to the sale of any asset by any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such sale (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by such asset and that is required to be repaid in connection with the sale thereof (other than Indebtedness under the Loan Documents), (B) the out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such sale and (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant asset sale as a result of any gain recognized in connection therewith; and (b) with respect to the sale of any capital stock or other Equity Interest by any Loan Party or the issuance of the Senior Unsecured Notes or unsecured Subordinated Debt, the excess of (i) the sum of the cash and cash equivalents received in connection with such sale or issuance over (ii) the underwriting discounts and commissions, and other out-of-pocket expenses, incurred by such Loan Party in connection with such sale or issuance.

“Revolver Commitment Reduction Date” means once both of following events are consummated, the date on which the last event is so consummated:  (a) the Loan Parties receive Net Cash Proceeds of at least $200,000,000 from any one or more of the following: the issuance of the Senior Unsecured Notes, the issuance of unsecured Subordinated Debt and/or the consummation of an Equity Issuance and (b) the consummation of the Basin JV Acquisition.

“Unitary Lease” means that certain Unitary Lease and Net Sublease Agreement dated on or after the Eighth Amendment Effective Date but prior to January 1, 2013 by and between the applicable Borrowers and the lessor named therein (the “Unitary Lease Lessor”) with respect to multiple sites located in the northeast region of the United States, and in form and substance satisfactory to the Administrative Agent.

§3.  Amendment to Article II of the Credit Agreement.  Article II of the Credit Agreement is hereby amended as follows:

(a)                                 Section 2.01(b) of the Credit Agreement is hereby amended by deleting the last sentence of Section 2.01(b) in its entirety and restating it as follows:  “The proceeds of the Revolver Loans shall be used to fund Permitted Acquisitions, to fund the Investments by the applicable Borrowers in the Basin JV, to finance Capital Expenditures and for general corporate purposes (which, for the avoidance of doubt, can include working capital needs), provided, however, the aggregate amount of Revolver Loans used to finance general corporate purposes shall not exceed $75,000,000 outstanding at any time and, provided, further, that the aggregate amount of Revolver Loans used to fund Investments by the applicable Borrowers in the Basin JV shall not exceed the aggregate amount of Net Cash Proceeds that the Loan Parties receive after the Eighth Amendment Effective Date from any Equity Issuance of a Loan Party, from the issuance of the Senior Unsecured Notes or unsecured Subordinated Debt or any combination of the foregoing.”

(b)                                 Section 2.03(a)(i) of the Credit Agreement is hereby amended by deleting the words “and (z) the Outstanding Amount of the L/C Obligations for Product Under Contract LCs shall not exceed $40,000,000” which appear in Section 2.03(a)(i) and substituting in place thereof the words “and (z) the Outstanding Amount of the L/C Obligations for Product Under Contract LCs shall not exceed $50,000,000”.

(c)                                  Section 2.03(k) of the Credit Agreement is hereby amended by deleting the first sentence of Section 2.03(k) in its entirety and restating it as follows:  “The maximum drawing amount of all issued and outstanding Product Under Contract LCs shall not exceed $50,000,000 at any time and the Borrowers may request more than one Product Under Contract LC be issued in a single Business Day.”

(d)                                 Section 2.05 of the Credit Agreement is hereby amended by deleting Section 2.05 in its entirety and restating it as follows:

2.05                        Termination or Reduction of Commitments.

(a)                                 The Borrowers may, upon notice to the Administrative Agent, terminate the Aggregate Revolver Commitments or the Aggregate WC Commitments, as the case may be, or from time to time permanently reduce the Aggregate Revolver Commitments or Aggregate WC Commitments, as the case may be; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrowers shall not terminate or reduce the Aggregate Revolver Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolver Outstandings would exceed the Aggregate Revolver Commitments, and (iv) the Borrowers shall not terminate or reduce the Aggregate WC Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total WC Outstandings would exceed the Aggregate WC Commitments.  The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolver Commitment or Aggregate WC Commitments, as the case may be.  Any reduction of the Aggregate Revolver Commitment or Aggregate WC Commitments, as applicable shall be applied to the WC Commitment or Revolver Commitment of each Lender, as applicable, according to its Applicable Percentage.  All fees accrued until the effective date of any termination of the Aggregate Revolver Commitment or Aggregate WC Commitments, as the case may be, shall be paid on the effective date of such termination.

(b)                                 On the Revolver Commitment Reduction Date, the Aggregate Revolver Commitment shall automatically be reduced by $100,000,000.

(e)                                  Section 2.08(a) of the Credit Agreement is hereby amended by deleting Section 2.08(a) in its entirety and restating it as follows:

(a)                                 Commitment Fee.  The Borrowers jointly and severally shall pay to the Administrative Agent (i) in connection with the WC Loans, for the account of each Lender in accordance with its Applicable Percentage of the Aggregate WC Commitment, a commitment fee equal to the Applicable WC Rate times the actual daily amount during each calendar month or portion thereof from the Closing Date to the Maturity Date by which the Aggregate WC Commitment as in effect on such date minus the Outstanding Amount of L/C Obligations exceeds the Total WC Outstandings for WC Loans during such calendar month (and, for the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate WC Commitments for purposes of determining the commitment fee under this Section 2.08(a)(i)); and (ii) in connection with the Revolver Loans, for the account of each Lender in accordance with its Application Percentage of the Aggregate Revolver Commitment, a commitment fee equal the Applicable Revolver Rate times the actual daily amount during each calendar month or portion thereof from the Closing Date to the Maturity Date by which the Aggregate Revolver Commitment as in effect on such date exceeds the Total Revolver Outstandings during such calendar month.  The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable monthly in arrears on the last Business Day of each calendar month, commencing with the first such date to occur after the Closing Date, and on the Maturity Date.

(f)                                   Section 2.13 of the Credit Agreement is hereby amended by deleting Section 2.13 in its entirety and restating it as follows:

2.13                        Increase in Commitments.

(a)                                             Request for Increase.  Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrowers may from time to time from and after the Eighth Amendment Effective Date, request an increase in the Aggregate WC Commitments or the Aggregate Revolver Commitments, or both, by an amount (for all such requests) not exceeding $250,000,000; provided that (i) any such request shall specify whether such request is for an increase in the Aggregate WC Commitment, the Aggregate Revolver Commitment or both (and, if both, the allocation between the two); and (ii) any such request for an increase shall be in a minimum amount of $5,000,000.  At the time of sending such notice, the Borrowers (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(b)                                 Lender Elections to Increase.  Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolver Commitment or WC Commitment, as the case may be (and in the case of a request for an increase in both Commitments, such Lender shall specify whether it is agreeing to increase both is Revolver Commitment and WC Commitment, or just one) and, if so, the amount of such increase.  Any Lender not responding within such time period shall be deemed to have declined to increase its applicable Commitment.

(c)                                  Notification by Administrative Agent; Additional Lenders.  The Administrative Agent shall notify the Borrowers and each Lender of the allocated amounts of the requested increase.  To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent, the Swing Line Lender and the L/C Issuer (which approvals shall not be unreasonably withheld), the Borrowers may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(d)                                 Effective Date and Allocations.  If the Aggregate Revolver Commitments and Aggregate WC Commitments, as applicable, are increased in accordance with this Section, the Administrative Agent and the Borrowers shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase.  The Administrative Agent shall promptly notify the Borrowers and the Lenders of the final allocation of such increase and the Increase Effective Date.

(e)                                  Conditions to Effectiveness of Increase.  As a condition precedent to such increase, the Borrowers shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (y) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.13, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default exists.  The Borrowers shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Revolver Commitments and/or WC Commitments, as applicable, under this Section.

(f)                                   Conflicting Provisions.  This Section shall supersede any provisions in Section 2.12 or 10.01 to the contrary.

§5.  Amendment to Section 5 of the Credit Agreement.  Section 5.13(a) of the Credit Agreement is hereby amended by deleting Section 5.13(a) in its entirety and restating it as follows:

(g)                                  As of the Eighth Amendment Effective Date, no Loan Party has any Subsidiaries other than those specifically disclosed on Part (a) of Schedule 5.13, and all of outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens other than Liens granted to the Administrative Agent for the benefit of the Administrative Agent and the Secured Parties under the Security Documents.  The Loan Parties have no equity investments in any other corporation or entity other than those specifically disclosed in Part(b) of Schedule 5.13.  All of the outstanding Equity Interests in each Loan Party have been validly issued, are fully paid and nonassessable and, as to each Loan Party other than MLP are owned by the Persons and in the amounts specified on Part (c) of Schedule 5.13 free and clear of all Liens other than Liens granted to the Administrative Agent for the benefit of the Administrative Agent and the Secured Parties under the Security Documents.  To the extent any Loan Party enters into any transaction permitted hereunder which requires such Loan Party to modify any information contained on Schedule 5.13, then from and after such date, the Loan Parties shall make this representation as of the date of making such representation with reference to such schedule as updated in accordance with the terms hereof.

§6.  Amendment to Article VI of the Credit Agreement.  Article VI of the Credit Agreement is hereby amended as follows:

(a)                                 Section 6.01(c) of the Credit Agreement is hereby amended by deleting Section 6.01(c) in its entirety and restating it as follows:

(c)                                  (i)  concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b), a management prepared copy of such financial statements which excludes therefrom the Basin JV as a Person to be combined with the other Loan Parties and setting forth a reconciliation of such statements to the financial statements delivered pursuant to Sections 6.01(a) and 6.01(b); and (ii) as soon as practicable, but in any event 45 days after the end of each month of MLP, unaudited monthly combined financial reports of MLP and its Subsidiaries for such month and the portion of the fiscal year then ended (including balance sheet and income reports), each calculated on a FIFO basis and prepared in accordance with GAAP, together with a certification by a Responsible Officer that the information contained in such financial reports fairly presents the combined financial condition of MLP on the date thereof (subject to year-end adjustments);

(b)                                 Section 6.11 of the Credit Agreement is hereby amended by deleting Section 6.11 in its entirety and restating it as follows:

6.11                        Use of Proceeds.  Use the proceeds of (a) WC Loans solely for working capital purposes (including posting margin and the financing of Capital Expenditures other than Acquisition Capital Expenditures) and not in contravention of any Law or of any Loan Document;  and (b) the Revolver Loans to fund Permitted Acquisitions, to fund the Investments by the applicable Borrowers in the Basin JV, to finance Capital Expenditures and for general corporate purposes (which, for the avoidance of doubt, can include working capital needs and the payment of Permitted Distributions and posting margin) and not in contravention of any Law or of any Loan Document, provided, however, that the aggregate amount of Revolver Loans used to fund Investments by the applicable Borrowers in the Basin JV shall not exceed the aggregate amount of Net Cash Proceeds that the Loan Parties receive after the Eighth Amendment Effective Date from any Equity Issuance of a Loan Party, from the issuance of the Senior Unsecured Notes or unsecured Subordinated Debt or any combination of the foregoing.  The Borrowers will request Letters of Credit solely to support Petroleum Product purchases and to secure bonding and performance obligations.

§7.  Amendment to Article VII of the Credit Agreement.  Article VII of the Credit Agreement is hereby amended as follows:

(a)                                 Section 7.01 of the Credit Agreement is hereby amended by deleting Section 7.01(j) in its entirety and restating it as follows:

(j)                                    Liens (x) on the Mortgaged Property as and to the extent permitted by the Mortgages applicable thereto and (y) in favor of the Unitary Lease Lessor on the underground storage tanks on the sites leased by the applicable Borrowers under the Unitary Lease to secure such Borrower’s obligations under the Unitary Lease;

(b)                                 Section 7.02 of the Credit Agreement is hereby amended by deleting Sections 7.02(k) and (l) in their entirety and restating both Sections as follows:

(k)                                 Investments (i) by a Loan Party in a joint venture entity provided that the aggregate amount of all such Investments, other than the applicable Borrowers’ initial Investment in the Basin JV to consummate the Basin JV Acquisition, does not exceed the sum of (x) $25,000,000 plus (y) the aggregate amount of any cash return received by a Loan Party on any Investment in a joint venture entity and (ii) by the applicable Borrowers consisting of such Borrowers’ initial Investment in the Basin JV to pay the purchase price for the membership interests to be acquired by the applicable Borrowers pursuant to the Basin JV Acquisition, provided the aggregate amount of such Investment does not exceed $88,000,000; and

(l)                                     Investments by a Loan Party in (i) sites leased or subleased, as the case may be, by a Loan Party under the Unitary Lease, the proceeds of which will be used to make improvements on such sites, so long as the aggregate amount of all such Investments made under this Section 7.02(l)(i) and (ii) in any fiscal year, when taken together with all other Capital Expenditures made in such year, does not exceed the Capital Expenditures limits set forth in Section 7.19; (ii) Persons who operate service stations on sites which are neither owned nor leased by a Loan Party, the proceeds of which are expected to be used by such Persons to make improvements at such locations and in connection with supply contracts entered into or to be entered into between a Loan Party and such Person, so long as the aggregate amount of all such Investments made under this Section 7.02(l)(i) and (ii) in any fiscal year, when taken together with all other Capital Expenditures made in such year, does not exceed the Capital Expenditure limits set forth in Section 7.19 hereof; and (iii) Persons with which distributor and/or subdistributor arrangements are in place or expect to be in place, so long as the aggregate amount of all such Investments made under this Section 7.02(l)(iii) does not exceed the amount permitted to be made in connection with a Permitted Acquisition pursuant to Section 7.06(c) hereof.  Notwithstanding anything to the contrary contained in this Section 7.02(l)(ii), any Investment made by a Loan Party in connection with the settlement of the litigation involving the Alliance Subject Properties and, to the extent applicable, the Permitted Lis Pendens Liens shall not be included in determining the aggregate amount of Investments a Loan Party may make in Persons who operate service stations on sites which are neither owned nor leased by a Loan Party.

(c)                                  Section 7.03(f) of the Credit Agreement is hereby amended by deleting the amount “$5,000,000” which appears in Section 7.03(f) and substituting in place thereof the amount “$15,000,000”.

(d)                                 Section 7.06(b) of the Credit Agreement is hereby amended by deleting Section 7.06(b) in its entirety and restating Section 7.06(b) as follows:

(h)                                 (i) Mergers and consolidations permitted by Section 7.04; (ii) the Warex Acquisition, provided, in the case of the Warex Acquisition, only so long as (1) no Default or Event of Default has occurred and is continuing or would exist as a result thereof; (2) the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof of the Loan Parties and of the Warex Seller has approved such acquisition; (3) the Warex Acquisition is consummated on substantially the terms set forth in the Warex Purchase Agreement; (4) the Borrowers have provided the Administrative Agent with prior written notice of the date of consummation of such Warex Acquisition; (5) the Administrative Agent shall have ordered, or arranged for the ordering of, an appraisal of the assets to be acquired in connection with the Warex Acquisition; and (6) the Warex Acquisition would not subject the Administrative Agent or any Lender to any additional regulatory or third party approvals in connection with the exercise of any of its rights or remedies under this Agreement or any other Loan Document; (iii) the XOM Acquisition, provided, in the case of the XOM Acquisition, only so long as (1) no Default or Event of Default has occurred and is continuing or would exist as a result thereof (including, without limitation both before and after each of the First Closing and the Second Closing); (2) the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof of the Loan Parties and of the XOM Seller has approved such acquisition; (3) the XOM Acquisition is consummated on substantially the terms set forth in the XOM Purchase Agreement (including, without limitation, that the Loan Parties do not make any Subsequent Company Station Payment until the occurrence of the Subsequent Company Station Closing applicable thereto); (4) the Borrowers have provided the Administrative Agent with prior written notice of the date of consummation of each of the First Closing and each Subsequent Company Station Closing under the XOM Acquisition and, in connection with the Subsequent Company Station Closings, the Borrowers shall request the entire amount necessary to fund such closings in one borrowing; (5) the Administrative Agent shall have ordered, or arranged for the ordering of, an appraisal of the assets to be acquired in connection with the XOM Acquisition (other than assets consisting of leased properties); (6) the Loan Parties have complied with all provisions of the Agreement relating to the granting of security interests in the property to be acquired; (7) the XOM Acquisition would not subject the Administrative Agent or any Lender to any additional regulatory or third party approvals in connection with the exercise of any of its rights or remedies under this Agreement or any other Loan Document; and (8) to the extent all stations and assets to be acquired in the Subsequent Company Station Closings are not consummated on or prior to November 1, 2010, then on the date which is the earlier to occur of November 1, 2010 and the date on which the Loan Parties determine that additional Subsequent Company Stations Closings will not occur, the Loan Parties shall repay the Revolver Loans in an amount equal to the Subsequent Company Station Payments associated with the Subsequent Company Station Closings that are not to occur and shall permanently reduce the Aggregate Revolver Commitment by such amount; (iv) the Alliance Acquisition, provided, in the case of the Alliance Acquisition, only so long as (1) no Default or Event of Default has occurred and is continuing or would exist as a result thereof; (2) the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof of the Loan Parties and of the Alliance Seller has approved such acquisition; (3) the Alliance Acquisition is consummated on substantially the terms set forth in the Alliance Contribution Agreement; (4) the Borrowers have provided the Administrative Agent with prior written notice of the date that the Alliance Acquisition is expected to be consummated; (5) the Administrative Agent shall have ordered, or arranged for the ordering of, an appraisal of the assets to be acquired in connection with the Alliance Acquisition (other than assets consisting of leased properties); (6) the Loan Parties have complied with all provisions of the Agreement relating to the granting of security interests in the property to be acquired; (7) the Alliance Acquisition would not subject the Administrative Agent or any Lender to any additional regulatory or third party approvals in connection with the exercise of any of its rights or remedies under this Agreement or any other Loan Document; (8) the Administrative Agent is reasonably satisfied with the results of an environmental analysis of the Real Estate to be acquired in the Alliance Acquisition; and (9) the Alliance Acquisition has occurred by not later than

March 31, 2012; and (v) the Basin JV Acquisition, provided, in the case of the Basin JV Acquisition, only so long as (1) no Default or Event of Default has occurred and is continuing or would exist as a result thereof; (2) the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof, of the Loan Parties and of the seller of the membership interests of the Basin JV being purchased by the Loan Parties has approved such acquisition; (3) the purchase price for the membership interests being purchased in the Basin JV Acquisition by the Loan Parties does not exceed, in the aggregate, $88,000,000; (4) the Borrowers have provided the Administrative Agent with prior written notice of the date that the Basin JV Acquisition is expected to be consummated; and (5) the Basin JV Acquisition would not subject the Administrative Agent or any Lender to any additional regulatory or third party approvals in connection with the exercise of any of its rights or remedies under this Agreement or any other Loan Document;

(e)                                  Section 7.06(c) of the Credit Agreement is hereby amended by deleting the words “other than the Warex Acquisition and the XOM Acquisition and the Alliance Acquisition,” which appear in the first sentence of Section 7.06(c) and substituting in place thereof the words “other than the Warex Acquisition, the XOM Acquisition, the Alliance Acquisition and the Basin JV Acquisition,”.

(f)                                   Section 7.18 of the Credit Agreement is hereby amended by deleting Section 7.18 in its entirety and restating it as follows:

7.18                        Financial Covenants.

(i)                                     Combined Working Capital.  Permit the Combined Working Capital to be less than $35,000,000 at any time.

(ii)                                  Combined Interest Coverage Ratio.  Permit the Combined Interest Coverage Ratio as of the end of any fiscal quarter to be less than 2.00:1.00.

(iii)                               Combined Senior Secured Leverage Ratio.  Permit the Combined Senior Secured Leverage Ratio (1) as of the end of any fiscal quarter ending prior to a Covenant Reduction Date to be greater than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Combined Senior Secured Leverage Ratio
September 30, 2012	3.25:1.00
December 31, 2012	3.00:1.00
March 31, 2013 and each fiscal quarter ending thereafter	2.75:1.00

and (2) as of the end of any fiscal quarter ending from the occurrence of the Covenant Reduction Date and each fiscal quarter ending thereafter to be greater than 2.75:1.00.

(iv)                              Combined Total Leverage Ratio.  Permit the Combined Total Leverage Ratio as at the end of any fiscal quarter to be greater than 4.00:1.00.

(g)                                  Section 7.19 of the Credit Agreement is hereby amended by deleting Section 7.19 in its entirety and restating it as follows:

7.19                        Capital Expenditures.   Make or become legally obligated to make any Capital Expenditures in any fiscal year that exceed, in the aggregate for all Loan Parties, $50,000,000 for any fiscal year, provided, any Net Cash Proceeds received by a Loan Party from the sale of any retail gas station which are reinvested in like assets, up to an aggregate amount of $10,000,000 in any fiscal year, will not be considered Capital Expenditures for purposes of computing compliance with this Section 7.19.

§8.  Amendment to Section 8.01 of the Credit Agreement.  Section 8.01 of the Credit Agreement is hereby amended as follows:

(a)                                 Section 8.01(f) is hereby amended by deleting Section 8.01(f) in its entirety and restating it as follows:

(f)                                   Insolvency Proceedings, Etc.  (i) Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or (ii) the Basin JV institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of the Basin JV and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to the Basin JV or to all or any material part of its property is instituted without the consent of the Basin JV and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding, in each case under this clause (f)(ii) if such events could reasonably be expected to have a Material Adverse Effect on any Loan Party or could reasonably be expected to cause any similar action to occur with respect to any other Loan Party; or

(b)                                 Section 8.01(g) is hereby amended by deleting Section 8.01(g) in its entirety and restating it as follows:

(g)                                  Inability to Pay Debts; Attachment.  (i) Any Loan Party or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or (iii) the Basin JV becomes unable or admits in writing its inability or fails generally to pay its debts as they become due and such events could reasonably be expected to have a Material Adverse Effect on any Loan Party or could reasonably be expected to cause any similar action to occur with respect to any other Loan Party; or (iv) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Basin JV and is not released, vacated or fully bonded within 30 days after its issue or levy and such events could reasonably be expected to have a Material Adverse Effect on any Loan Party or could reasonably be expected to cause any similar action to occur with respect to any other Loan Party; or

§9.  Amendment to Schedules 1 and 5.13 of the Credit Agreement.  Schedules 1 and 5.13 of the Credit Agreement are each hereby amended by deleting each of Schedule 1 and Schedule 5.13 in its entirety and replacing it with the Schedule 1 and Schedule 5.13, as applicable, attached hereto as Exhibit A and Exhibit B, respectively.

§10.  Amendment to Security Agreement.  The parties hereto hereby agree that the Security Agreement shall be amended to insert immediately after the provisions of Section 2.2 thereof the following:

2.3.                            Excluded Collateral.  For such period of time as the Unitary Lease is in full force and effect (but only for such period of time), the grant of the security interest contained in §2.1 shall not extend to, and the term “Collateral” shall not include, any “UST Systems” (as such term is defined under the Unitary Lease) unless the Unitary Lease Lessor has consented to the Administrative Agent having a security interest in such UST Systems, provided, to the extent, pursuant to the terms of the Unitary Lease, the applicable Loan Party is permitted to retain any products or proceeds of such UST Systems, the grant of the security interest contained in §2.1  shall extend to, and term “Collateral” shall include such products and proceeds.

§11.  Joinder of GEM II as a Borrower.  (a)                                            GEM II hereby joins the Credit Agreement and each Note as a “Borrower” thereunder and agrees to become and hereby is a Borrower under the Credit Agreement and each Note and agrees to comply with and be bound by all of the terms, conditions and covenants of the Credit Agreement and each

Note.  Without limiting the generality of the preceding sentence, the undersigned agrees that it will be jointly and severally liable, together with the Initial Borrowers, for the payment and performance of all Obligations under the Credit Agreement, the Notes and the other Loan Documents.  GEM II agrees that from and after the date hereof GEM II shall also be a “Loan Party” under the Credit Agreement and the other Loan Documents.  In addition, each Note shall be hereinafter amended to include GEM II as a “Borrower” thereunder, and a copy of this Eighth Amendment may be attached to each Note and as so attached shall constitute an allonge to each such Note.

(b)                                 GEM II hereby joins the Security Agreement as a Loan Party and further covenants and agrees that by its execution hereof it shall be bound and hereby is bound by and shall comply with all terms and conditions of the Security Agreement, and hereby grants to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties (as such term is defined in the Security Agreement), to secure the payment and performance in full of all of the Obligations, a security interest in and pledges and assigns to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, the following properties, assets and rights of GEM II, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”): all personal and fixture property of every kind and nature including all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents (including, if applicable, electronic documents), accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles).  The Administrative Agent acknowledges that the attachment of its security interest in any commercial tort claim as original collateral is subject to GEM II’s compliance with §4.7 of the Security Agreement.  GEM II has executed and delivered a duly completed Perfection Certificate as of the date hereof and attached as Exhibit A hereto (the “Perfection Certificate”), and represents and warrants as provided in the Security Agreement with respect to the matters set forth in the Perfection Certificate.  GEM II further covenants and agrees that by its execution hereof it shall provide all such information, complete all such forms, and take all such actions, and enter into all such agreements, in form and substance reasonably satisfactory to the Administrative Agent that are reasonably deemed necessary by the Administrative Agent in order to grant a valid, first-priority perfected security interest to the Administrative Agent in all of the Collateral.

(c)                                  GEM II hereby irrevocably constitutes and appoints the Administrative Agent and any officer or Administrative Agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of GEM II or in the Administrative Agent’s own name, for the purpose of carrying out the terms of this Eighth Agreement, the Credit Agreement and the Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Eighth Agreement, the Credit Agreement and the Security Agreement (with respect to GEM II) and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of GEM II, without notice to or assent by GEM II, to do the following:

(i)                                     upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State of New York and as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do at GEM II’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems reasonably necessary or useful to protect, preserve or realize upon the Collateral and the Administrative Agent’s security interest therein, in order to effect the intent of this Eighth Amendment, the Credit Agreement and the Security Agreement, all no less fully and effectively as GEM II  might do, including, without limitation, (x) the filing and prosecuting of registration and transfer applications with the appropriate federal, state or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (y) upon written notice to GEM II,  the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Administrative Agent so elects, with a view to causing the liquidation of assets of the issuer of any such securities and (z) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(ii)                                  to file such financing statements with respect hereto, with or without GEM II’s signature, or a photocopy of this Eighth Amendment or the Security Agreement in substitution for a financing statement, as the Administrative Agent may deem appropriate and to execute in GEM II’s name such financing statements and amendments thereto and continuation statements which may require GEM II’s signature.

To the extent permitted by law, GEM II hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable.  The powers conferred on the Administrative Agent hereunder are solely to protect the interests of the Administrative Agent and the other Secured Parties in the Collateral and shall not impose any duty upon it to exercise any such powers. The Administrative Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to GEM II for any act or failure to act, except for the Administrative Agent’s own gross negligence or willful misconduct.

(d)                                 GEM II hereby acknowledges, and, as applicable, represents and warrants, the following:

(i)                                     it is a Delaware limited liability company organized on or prior to the date hereof;

(ii)                                  it is a wholly-owned Subsidiary of OLLC;

(iii)                               its chief executive office and principal place of business is that indicated on the Perfection Certificate;

(iv)                              its books and records are kept at its chief executive office and principal place of business;

(v)                                 no provision of its governing documents prohibits GEM II from making distributions to OLLC;

(vi)                              it is capable of complying with and is in compliance with all of the provisions of the Credit Agreement and other Loan Documents applicable to it;

(vii)                           each of the representations and warranties set forth in Article 5 of the Credit Agreement (to the extent applicable to a Loan Party) is true and correct with respect to GEM II as of the date hereof (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date);

(viii)                        it is a condition precedent to the Lenders continuing to make additional Loans or otherwise extending credit to the Initial Borrowers under the Credit Agreement that GEM II execute and deliver to the Administrative Agent, for the benefit of the Secured Parties (as such term is defined in the Security Agreement), this Eighth Amendment;

(ix)                              GEM II wishes to grant security interests in favor of the Administrative Agent, for the benefit of the Secured Parties (as such term is defined in the Security Agreement), as herein provided and to become a party to the Security Agreement; and

(x)                                 upon execution of this Eighth Amendment, the undersigned will be jointly and severally liable, together with the Initial Borrowers, for the payment and performance of all Obligations of the Loan Parties (including GEM II).

§12.  Joinder of New Lender and Consent to Limited Non-Pro Rata Repayment and Commitment Termination.(a)                                    The New Lender, by its signature below, confirms that it has agreed to become a “Lender” under, and as defined in, the Credit Agreement with a Revolver Commitment and a WC Commitment as set forth on the Schedule 1 attached hereto effective on the date hereof.  The New Lender (a) acknowledges that in connection with it becoming a Lender under, and as defined in, the Credit Agreement, it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements delivered by the Borrowers pursuant to the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to become a Lender under and as defined in the Credit Agreement; and (b) agrees that, upon it becoming a Lender on the date hereof, it will, independently and without reliance upon the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.  In addition, the New Lender represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Eighth Amendment and to consummate the transactions contemplated hereby and to become a Lender under, and as defined in, the Credit Agreement on the date hereof; (ii) the New Lender is, on the date hereof, an Eligible Assignee; and (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution and delivery of this Eighth Amendment or the performance of its obligations hereunder or as a Lender under, and as defined in, the Credit Agreement as of the date hereof.  The New Lender agrees to execute and deliver such other instruments, and take such other actions, as the Administrative Agent or any Loan Party may reasonably request in connection with the transactions contemplated by this Eighth Amendment (including, without limitation, delivering to the Administrative Agent, on or prior to the date hereof, an Administrative Questionnaire for the New Lender).  The New Lender acknowledges and agrees that, on the date hereof, the New Lender shall become a Lender under and as defined in the Credit Agreement and, from and after such date the New Lender (a) will be bound by the terms of the Credit Agreement as fully and to the same extent as if the undersigned were an original Lender under, and as defined in, the Credit Agreement and (b) will have all rights as a Lender under, and as defined in, the Loan Documents and will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender (as such term is defined in the Credit Agreement).

(b)                                 Notwithstanding anything to the contrary contained in the Credit Agreement, each of the Lenders hereby agrees that solely in connection with the effectiveness of this Eighth Amendment, the Borrowers shall be permitted to repay all Loans and other outstanding Obligations owing to each of Royal Bank of Canada, DZ Bank AG Deutsche Zentral-Genossenschaftsbank Frankfurt AM Main, Branch Banking & Trust Company and Flagstar Bank, FSB (collectively, the “Exiting Lenders”) and terminate all Commitments of each Exiting Lender notwithstanding that such payments and terminations would be made on a non-pro rata basis, and the Lenders hereby agree that on the effective date hereof the Lenders will make such payments as among themselves as is necessary so that each such Lender’s outstanding Loans is consistent with such Lender’s Commitments as set forth on Schedule 1.

§13.  Conditions to Effectiveness.This Eighth Amendment will become effective as of the date hereof upon the satisfaction of the following conditions:

(a)                                 receipt by the Administrative Agent of fully-executed original counterparts of this Eighth Amendment executed by the Loan Parties, GEM II, the Administrative Agent, the Swing Line Lender, the L/C Issuers and the Lenders;

(b)                                 delivery to the Administrative Agent of copies, certified by a duly authorized officer of each of the Loan Parties and GEM II to be true and complete as of the date hereof, of each of (i) the governing documents of each Loan Party and GEM II as in effect on the date hereof (or, with respect to the Loan Parties, a certification that the governing documents delivered to the Administrative Agent pursuant to Section 4.01 of the Credit Agreement have not been modified and remain in full force and effect), (ii) the corporate resolutions or limited liability resolutions, as the case may be, of the Loan Parties and GEM II authorizing the execution and delivery of this Eighth Amendment, the other documents executed in connection herewith and each Loan Party’s and GEM II’s performance of all of the transactions contemplated hereby, and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be authorized: (x) to sign, in GEM II’s name and on its behalf, each of this Eighth Amendment and the other Loan Documents to which GEM II is or is to become a party, and (y) to give notices and to take other action on its behalf under the Loan Documents to which it is a party;

(c)           a certificate of the Secretary of State of the State of Delaware or the Commonwealth of Massachusetts, as the case may be, of a recent date as to each Loan Party’s and GEM II’s existence and good standing and foreign qualification certificate(s) of the appropriate official in each jurisdiction where such qualification to do business is necessary except where the failure of such Loan Party or GEM II to be so qualified would not have a Material Adverse Effect;

(d)           UCC-1 financing statements and other documents and instruments necessary to perfect the Administrative Agent’s security interest, for the benefit of the Secured Parties, in the assets of GEM II;

(e)           the results of UCC searches (and the equivalent thereof in all applicable foreign jurisdictions) and intellectual property searches with respect to the Collateral being pledged by GEM II indicating no Liens other than Permitted Liens and otherwise in form and substance satisfactory to the Administrative Agent;

(f)            a favorable legal opinion addressed to the Lenders, the L/C Issuer, and the Administrative Agent, of Edward J. Faneuil, Esq., counsel to the Loan Parties and GEM II and Vinson & Elkins, counsel to the Loan Parties and GEM II, in form and substance reasonably satisfactory to the Administrative Agent; and

(g)           payment to the Administrative Agent for the account of the Administrative Agent and the Lenders of the fees contemplated by the fee letter dated as of the date hereof by and among the Borrowers and the Administrative Agent.

§14.        Representations and Warranties.  Each of the Loan Parties hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in Article V of the Credit Agreement, provided, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby.  In addition, each of the Loan Parties hereby represents and warrants that the execution and delivery by such Loan Party of this Eighth Amendment and the performance by each such Loan Party of all of its agreements and obligations under the Credit Agreement as amended hereby and the other Loan Documents to which it is a party are within the corporate, partnership and/or limited liability company authority of each of the Loan Parties and have been duly authorized by all necessary corporate, partnership and/or membership action on the part of each of the Loan Parties.

§15.        Ratification, Etc.  Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the Security Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect.  The Credit Agreement and this Eighth Amendment shall be read and construed as a single agreement.  All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.  This Eighth Amendment shall constitute a Loan Document.

§16.        No Waiver.  Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Loan Parties or any rights of the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Syndication Agent, the Co-Documentation Agents or the Lenders consequent thereon.

§17.        Counterparts.  This Eighth Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

§18.        Governing Law.  THIS EIGHTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAWS).

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amendment as a document under seal as of the date first above written.

GLOBAL OPERATING LLC
By: Global Partners LP, its sole member
By: Global GP LLC, its general partner

By:	/s/ Edward J. Faneuil
Title: Executive Vice President

GLOBAL COMPANIES LLC
By: Global Operating LLC, its sole member
By: Global Partners LP, its sole member
By: Global GP LLC, its general partner

By:	/s/ Edward J. Faneuil
Title: Executive Vice President

GLOBAL MONTELLO GROUP CORP.

By:	/s/ Edward J. Faneuil
Title: Executive Vice President

CHELSEA SANDWICH LLC
By: Global Operating LLC, its sole member
By: Global Partners LP, its sole member
By: Global GP LLC, its general partner

By:	/s/ Edward J. Faneuil
Title: Executive Vice President

GLEN HES CORP.

By:	/s/ Edward J. Faneuil
Title: Executive Vice President

GLP FINANCE CORP.

By:	/s/ Charles A. Rudinsky
Title: Executive Vice President and Chief Accounting Officer

GLOBAL ENERGY MARKETING LLC
By: Global Operating LLC, its sole member
By: Global Partners LP, its sole member
By: Global GP LLC, its general partner

By:	/s/ Charles A. Rudinsky
Title: Executive Vice President and Chief Accounting Officer

GLOBAL ENERGY MARKETING II LLC
By: Global Operating LLC, its sole member
By: Global Partners LP, its sole member
By: Global GP LLC, its general partner

By:	/s/ Charles A. Rudinsky
Title: Executive Vice President and Chief Accounting Officer

ALLIANCE ENERGY LLC
By: Global Operating LLC, its sole member
By: Global Partners LP, its sole member
By: Global GP LLC, its general partner

By:	/s/ Charles A. Rudinsky
Title: Executive Vice President and Chief Accounting Officer

GLOBAL PARTNERS LP
By: Global GP LLC, its general partner

By:	/s/ Charles A. Rudinsky
Title: Executive Vice President and Chief Accounting Officer

GLOBAL GP LLC

By:	/s/ Charles A. Rudinsky
Title: Executive Vice President and Chief Accounting Officer

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ DeWayne D. Rosse
Name:	DeWayne D. Rosse
Title:	Agency Management Officer

BANK OF AMERICA, N.A., as a Lender, Swing Line Lender and L/C Issuer

By:	/s/ Margaret Niekrash
Name:	Margaret Niekrash
Title:	Vice President

JPMORGAN CHASE BANK, N.A., as a Lender and L/C Issuer

By:	/s/ Paul V. Phelan
Name:	Paul V. Phelan
Title:	Senior Vice President

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Daniel M. Grondin
Name:	Daniel M. Grondin
Title:	Senior Vice President

SOCIETE GENERALE, as a Lender

By:	/s/ Matt Worstell
Name:	Matt Worstell
Title:	Vice President

By:	/s/ Chad Clark
Name:	Chad Clark
Title:	Managing Director

STANDARD CHARTERED BANK, as a Lender

By:	/s/ Johanna Minaya
Name:	Johanna Minaya
Title:	Associate Director

By:	/s/ Robert Reddington
Name:	Robert Reddington
Title:	Credit Documentation Manager

RBS CITIZENS, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Donald A. Wright
Name:	Donald A. Wright
Title:	Senior Vice President

BNP PARIBAS, as a Lender

By:	/s/ Matthew L. Rosetti
Name:	Matthew L. Rosetti
Title:	Director

By:	/s/ A-C Mathiot
Name:	A-C Mathiot
Title:	Managing Director

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND” NEW YORK BRANCH, as a Lender

By:	/s/ Tim Hogebrug
Name:	Tim Hogebrug
Title:	Executive Director

By:	/s/ Gijs Vos
Name:	Gijs Vos
Title:	Executive Director

SOVEREIGN BANK, N.A. as a Lender

By:	/s/ William Maag
Name:	William Maag
Title:	Senior Vice President

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ Mark Lvoff
Name:	Mark Lvoff
Title:	Managing Director

By:	/s/ Michel Kermarrec
Name:	Michel Kermarrec
Title:	Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Keven D. Smith
Name:	Keven D. Smith
Title:	Senior Vice President

TORONTO DOMINION (NEW YORK) LLC, as a Lender

By:	/s/ Debbi L. Brito
Name:	Debbi L. Brito
Title:	Authorized Signatory

RB INTERNATIONAL FINANCE (USA) LLC, as a Lender

By:	/s/ Pearl Geffers
Name:	Pearl Geffers
Title:	First Vice President

By:	/s/ Katrin Lange-Hornby
Name:	Katrin Lange-Hornby
Title:	Vice President

RAYMOND JAMES BANK, FSB, as a Lender

By:	/s/ Alexander L. Rody
Name:	Alexander L. Rody
Title:	Senior Vice President

BARCLAYS BANK PLC, as a Lender

By:	/s/ Ronnie Glenn
Name:	Ronnie Glenn
Title:	Vice President

WEBSTER BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Carol Carver
Name:	Carol Carver
Title:	Vice President

NATIXIS, NEW YORK BRANCH, as a Lender

By:	/s/ Carla Gray
Name:	Carla Gray
Title:	Director

By:	/s/ David Pershad
Name:	David Pershad
Title:	Managing Director

BMO HARRIS FINANCING, INC., as a Lender

By:	/s/ Kevin Utsey
Name:	Kevin Utsey
Title:	Director

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Shuji Yabe
Name:	Shuji Yabe
Title:	Managing Director

DEUTSCHE BANK, NEW YORK BRANCH, as a Lender

By:	/s/ Chris Chapman
Name:	Chris Chapman
Title:	Director

By:	/s/ Juan J. Mejia
Name:	Juan J. Mejia
Title:	Director

TD BANK, N.A., as a Lender

By:	/s/ David Perlman
Name:	David Perlman
Title:	Senior Vice President

PEOPLE’S UNITED BANK, as a Lender

By:	/s/ Matthew Leighton
Name:	Matthew Leighton
Title:	Vice President

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Jared Shaner
Name:	Jared Shaner
Title:	Authorized Signatory

BLUE HILLS BANK, as a Lender

By:	/s/ Kelley Keefe
Name:	Kelley Keefe
Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Chan K. Park
Name:	Chan K. Park
Title:	Managing Director

FIRST NIAGARA BANK, N.A. as a Lender

By:	/s/ Robert Dellatorre
Name:	Robert Dellatorre
Title:	Vice President

RATIFICATION OF GUARANTY

Each of the undersigned guarantors (each a “Guarantor”) hereby acknowledges and consents to the foregoing Eighth Amendment as of November 14, 2012, and agrees that each of (a) the Amended and Restated Guaranty dated as of May 14, 2010 (as amended and in effect from time to time, the “Original Guaranty”) from each of Global Partners LP and Global GP LLC and (b) the Guaranty dated as of March 1, 2012 (as amended and in effect from time to time, the “Alliance Guaranty”) from each of Alliance Retail LLC and Bursaw Oil LLC remains in full force and effect, and each of the Guarantors confirms and ratifies all of its obligations thereunder and under each of the other Loan Documents to which such Guarantor is a party. Notwithstanding anything to the contrary contained herein, the parties thereto hereby acknowledge, agree and confirm that as of the date hereof, each of the Original Guaranty and the Alliance Guaranty remains in full force and effect.

GLOBAL PARTNERS LP
By: Global GP LLC, its general partner

By:	/s/ Edward J. Faneuil
Title: Executive Vice President

GLOBAL GP LLC

By:	/s/ Edward J. Faneuil
Title: Executive Vice President

ALLIANCE RETAIL LLC

By:	/s/ Edward J. Faneuil
Title: Executive Vice President

BURSAW OIL LLC

By:	/s/ Edward J. Faneuil
Title: Executive Vice President